EXHIBIT 99.(g)(3)


                       AMENDMENT TO THE CUSTODY AGREEMENT
               BY AND BETWEEN TD WATERHOUSE FAMILY OF FUNDS, INC.
                            AND THE BANK OF NEW YORK

         Amendment made as of August 1, 2000 to the Custody Agreement dated as of December 19, 1995 (the "Agreement"), by and between TD WATERHOUSE FAMILY OF FUNDS, INC. (the "Company") and The Bank of New York (the "Bank").

                                   WITNESSETH:

WHEREAS, the Company and the Bank desire to make an amendment to the Agreement;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Each of the California Municipal Money Market Portfolio and New York Municipal Money Market Portfolio is included as a "Portfolio" under the Agreement for all purposes.

2. Except as specifically amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.

                                          TD WATERHOUSE FAMILY OF
                                          FUNDS, INC.

                                          By:      /s/ Christopher J. Kelley
                                                   ----------------------------
                                                   Vice President and Secretary

                                          THE BANK OF NEW YORK

                                          By:      /s/ Jorge E. Ramos
                                                   ----------------------------
                                                   Vice President